                                                                    EXHIBIT 25.1




                                                                  Conformed Copy

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             ------------------

                                  FORM T-1
                  STATEMENT OF ELIGIBILITY UNDER THE TRUST
                   INDENTURE ACT OF 1939 OF A CORPORATION
                        DESIGNATED TO ACT AS TRUSTEE

                        ----------------------------

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)

                        ----------------------------

                             MARINE MIDLAND BANK
             (Exact name of trustee as specified in its charter)

        New York                                      16-1057879
        (Jurisdiction of incorporation              (I.R.S. Employer
        or organization if not a U.S.              Identification No.)
        national bank)


        140 Broadway, New York, N.Y.                   10005-1180
        (212) 658-1000                                 (Zip Code)
        (Address of principal executive offices)



                                 Eric Parets
                            Senior Vice President
                                140 Broadway
                        New York, New York 10005-1180
                             Tel: (212) 658-6560
          (Name, address and telephone number of agent for service)

                       MARINE DRILLING COMPANIES, INC.
             (Exact name of obligor as specified in its charter)


        Texas                                      74-2558926
        (State or other jurisdiction               (I.R.S. Employer
        of incorporation or organization)          Identification No.)

        One Sugar Creek Center Blvd., Suite 600
        Sugar Land, Texas                          77478-3556
        (713) 243-3000                             (Zip Code)
        (Address of principal executive offices)



                                DEBT SECURITIES
                        (Title of Indenture Securities)

                                   General
Item 1. General Information.

                 Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.


Exhibit
- -------
T1A(i)             *       -        Copy of the Organization Certificate of
                                    Marine Midland Bank.

T1A(ii)            *       -        Certificate of the State of New York
                                    Banking Department dated December 31, 1993
                                    as to the authority of Marine Midland Bank
                                    to commence business.

T1A(iii)                   -        Not applicable.

T1A(iv)            *       -        Copy of the existing By-Laws of Marine
                                    Midland Bank as adopted on January 20, 1994.

T1A(v)                     -        Not applicable.

T1A(vi)            *       -        Consent of Marine Midland Bank required by
                                    Section 321(b) of the Trust Indenture Act
                                    of 1939.

T1A(vii)                   -       Copy of the latest report of condition of the
                                   trustee (March 31, 1996), published pursuant
                                   to law or the requirement of its supervisory
                                   or examining authority.

T1A(viii)                  -       Not applicable.

T1A(ix)                    -       Not applicable.


* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 10th day of June 1996.



                                        MARINE MIDLAND BANK


                                        By:  /s/ Frank J. Godino
                                             ----------------------------------
                                             Frank J. Godino
                                             Corporate Trust Officer

                                                               EXHIBIT T1A (VII)


                                      Board of Governors of the
                                      Federal Reserve System
                                      OMB Number: 7100-0036

                                      Federal Deposit Insurance Corporation
                                      OMB Number: 3064-0052

                                      Office of the Comptroller of the Currency
                                      OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL        Expires March 31, 1999
- --------------------------------------------------------------------------------
This financial information has not                                        [1]
been reviewed, or confirmed for
accuracy or relevance, by the
Federal Reserve System.                Please refer to page i,
                                       Table of Contents, for
                                       the required disclosure
                                       of estimated burden.

- --------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1996

This report is required by law;            This report form is to be filed by
12 U.S.C. Section 324 (State member        banks with branches and consolidated
banks); 12 U.S.C. Section 1817             subsidiaries in U.S. territories and
(State nonmember banks); and               possessions, Edge or Agreement
12 U.S.C. Section 161 (National banks)     subsidiaries, foreign branches,
                                           consolidated foreign subsidiaries,
                                           or international Banking Facilities.

- --------------------------------------------------------------------------------

NOTE: The Reports of Condition and         The Reports of Condition and income
Income must be signed by an authorized     are to be prepared in accordance
officer and the Report of condition        with Federal regulatory authority
must be attested to by not less than       instructions.  NOTE:  These
two directors (trustees) for State         instructions may in some cases
nonmember banks and three directors        differ from generally accepted
for State member and national banks.       accounting principles.

I, Gerald A. Ronning,                      We, the undersigned directors
   Executive VP & Controller               (trustees), attest to the
   --------------------------------        correctness of this Report of
  Name and Title of Officer                Condition (including the supporting
   Authoried to Sign Report                schedules) and declare that it has
                                           been examined by us and to the best
of the named bank do hereby declare        of our knowledge and belief has been
that these Reports of Condition and        prepared in conformance with the
income (including the supporting           instructions issued by the
schedules) have been prepared in           appropriate Federal regulatory
conformance with the instructions          authority and is true and correct.
issued by the appropriate Federal
regulatory authority and are true          /s/ Henry J. Nowak
to the best of my knowledge and            ------------------------------------
believe.                                   Director (Trustee)

/s/ Gerald A. Ronning                      /s/ Bernard J. Kennedy
- -------------------------------            ------------------------------------
Signature of Officer Authorized            Director (Trustee)
to Sign Report
                                           /s/ James H. Cleave
  4/25/96                                  ------------------------------------
- -------------------------------            Director (Trustee)

- --------------------------------------------------------------------------------

For Banks Submitting Hard Copy
Report Forms:

State Member Bank:  Return the original    National Banks:  Return the original
and one copy to the appropriate Federal    only in the special return address
Reserve District Bank.                     envelope provided.  If express mail
                                           is used in lieu of the special
State Nonmember Banks:  Return the         return addres envelope, return the
original only in the special return        original only to the FDIC, c/o
address envelope provided.  If express     Quality Data Systems, 2127 Espey
mail is used in lieu of the special        Court, Suite 204, Crofton, MD  21114
return address envelope, return the
original only to the FDIC, c/o Quality
Data Systems, 2127 Espey Court, Suite
204, Crofton, MD  21114

- --------------------------------------------------------------------------------

 FDIC Certificate Number        0   0  5   8  9
                                ---------------
                                  (RCRI 9030)

                                    NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
          Name of Bank                City

in the state of New York, at the close of business
March 31, 1996


ASSETS                                                       Thousands
                                                             of dollars
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin....................................       $ 1,344,915

   Interest-bearing balances ...........................         1,536,664

   Held-to-maturity securities..........................                 0

   Available-for-sale securities........................         3,338,156



Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:


   Federal funds sold...................................           439,200

   Securities purchased under
   agreements to resell.................................           323,578


Loans and lease financing receivables:

   Loans and leases net of unearned
   income...............................        13,404,283
   LESS: Allowance for loan and lease
   losses...............................           470,421
   LESS: Allocated transfer risk reserve                 0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................        12,933,862

   Trading assets.......................................           818,882

   Premises and fixed assets (including
   capitalized leases)..................................           177,937


Other real estate owned.................................             4,004

Investments in unconsolidated
subsidiaries and associated companies...................                 0

Customers' liability to this bank on
acceptances outstanding.................................            24,688

Intangible assets.......................................            60,829

Other assets............................................           436,079

Total assets............................................        21,438,794

LIABILITIES
Deposits:
   In domestic offices..................................        13,972,231


   Noninterest-bearing..................       3,227,485
   Interest-bearing.....................      10,744,746

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................       2,915,229


   Noninterest-bearing..................                                 0
   Interest-bearing.....................                         2,915,229

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased..............................           759,940

   Securities sold under agreements to
   repurchase...........................................           809,703

Demand notes issued to the U.S. Treasury                           111,294

Trading Liabilities......................................          323,875


Other borrowed money:
   With original maturity of one year
   or less..............................................            83,438

   With original maturity of more than
   one year.............................................                 0

Mortgage indebtedness and obligations
under capitalized leases................................            34,696

Bank's liability on acceptances
executed and outstanding................................            24,688

Subordinated notes and debentures.......................           225,000

Other liabilities.......................................           467,094

Total liabilities.......................................        19,727,188

Limited-life preferred stock and
related surplus.........................................                 0


EQUITY CAPITAL
Perpetual preferred stock and related
surplus.................................................                 0

Common Stock............................................           185,000

Surplus.................................................         1,633,098

Undivided profits and capital reserves..................          (115,039)

Net unrealized holding gains (losses)
on available-for-sale securities........................             8,547

Cumulative foreign currency translation
adjustments.............................................                 0

Total equity capital....................................         1,711,606

Total liabilities, limited-life
preferred stock, and equity capital.....................        21,438,794
